Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated January 15, 2007, relating to the financial statements and financial highlights which appear in the November 30, 2006 Annual Report to Shareholders of Phoenix Multi-Portfolio Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Portfolio Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 26, 2007